SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2016

NUMEREX CORP
(Exact Name of Issuer as Specified in Charter)

Pennsylvania	0-22920	11-2948749
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3330 Cumberland Boulevard SE
Suite 700
Atlanta, Georgia  30339
 (Address of principal executive offices)

(770) 693-5950
(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2016, the Board of Directors appointed Kenneth Gayron, age 46, as the Chief Financial Officer of Numerex Corp. (the “Company”).  In this role, Mr. Gayron will act as the Company’s principal financial and accounting officer.

Mr. Gayron most recently served as Chief Financial Officer of Osmotica Pharmaceutical Corp., a global specialty pharmaceutical company, from October 2013 to February 2016.  Prior to Osmotica, Mr. Gayron acted as Vice President -Finance and Treasurer for Sensus, Inc., a global smart grid communications company from February 2011 until September 2013.  From April 2009 until January 2011, Mr. Gayron served as Treasurer of Nuance Communications, a software/services company.  From 1992 until 2009, Mr. Gayron held positions of increasing responsibility with investment banks, including UBS, Bank of America and CIBC.

Mr. Gayron does not have any family relationship with any director or executive officer of the Company and has not been directly or indirectly involved in any transactions with the Company.  Mr. Gayron was not selected to serve as the Company’s Chief Financial Officer pursuant to any arrangement or understanding with any person.

Pursuant to the terms of his employment, Mr. Gayron will be paid an initial base salary of $300,000 per year and participate in the Company’s Executive Bonus Plan with an annual bonus targeted at 50% of base pay, ranging from 0% to 75% base pay depending on the Company’s achievement against equally weighted financial targets consisting of recurring revenue, gross margin percentage, percentage growth in revenue and percentage growth in EBITDA.  In addition, subject to approval by the Compensation Committee, Mr. Gayron will be granted 46,150 restricted stock units and stock options covering 92,300 shares that will vest in accordance with the Company’s standard vesting schedule, subject to acceleration upon a Change-in-Control.  Mr. Gayron also will receive a standard Change-in-Control agreement that provides for 12 months of base pay in the event of a termination without Cause or resignation for Good Reason following a Change-in-Control.

In connection with the appointment of Mr. Gayron, Mr. Flynt no longer serves as the Company’s as Chief Financial Officer, effective as of March 7, 2016.  Mr. Flynt is expected to remain with the Company until May 31, 2016 to facilitate a transition of his responsibilities.  The Company also intends to negotiate a separation agreement and release with Mr. Flynt.

In addition to the actions described above, the Board confirmed the appointment of the following officers as “executive officers:”

Marc Zionts	Chief Executive Officer
Kenneth Gayron	Chief Financial Officer
Sridhar Ramachandran	Chief Innovation and Technology Officer
Shu Gan	Chief Marketing Officer
Vin Costello	Chief Revenue Officer

Each of Messrs. Ramachandran, Gan and Costello will receive a standard Change-in-Control agreement with terms identical to those of Mr. Gayron.

The foregoing description of the terms of Mr. Gayron’s employment does not purport to be a complete description and is qualified in its entirety by reference to the full text of the offer letter, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, and which is incorporated herein by reference.  The form of Change-in-Control Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 5, 2014.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Change in Control Agreement (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 5, 2014).
99.1	Press release dated March 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUMEREX CORP

Date: March 8, 2016	/s/Marc Zionts
Marc Zionts
Chief Executive Officer